EXHIBIT 10.68

AGREEMENT AND AMENDMENT, dated as of December 8, 2004 (this “Thirteenth Amendment”), among FIBERNET OPERATIONS, INC., a Delaware corporation (“FiberNet”), DEVNET L.L.C., a Delaware limited liability company (“Devnet” and, together with FiberNet, the “Borrowers”), FIBERNET TELECOM GROUP, INC. (the “Parent”) and the financial institutions party to the Credit Agreement (as defined below) as lenders (collectively, the “Lenders”), to (i) the AMENDED AND RESTATED CREDIT AGREEMENT, dated as of February 9, 2001 (the “Credit Agreement”), among the Borrowers, the Lenders, DEUTSCHE BANK AG NEW YORK BRANCH, as administrative agent for the Lenders (in such capacity, the “Administrative Agent”), TD SECURITIES (USA) INC., as syndication agent for the Lenders, and WACHOVIA INVESTORS, INC., as documentation agent for the Lenders and (ii) the AMENDED AND RESTATED PARENT GUARANTY AGREEMENT, dated as of February 9, 2001 (the “Parent Guaranty”) by FIBERNET TELECOM GROUP, INC. in favor of the Administrative Agent for the benefit of each of the Secured Parties.

RECITALS

WHEREAS, the Borrowers wish to make certain amendments to the Credit Agreement, and the Parent wishes to make certain amendments to the Parent Guaranty, which are more particularly described herein.

AGREEMENT

NOW, THEREFORE, in consideration of the promises and the mutual agreements herein contained and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

ARTICLE I.

DEFINITIONS

Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Credit Agreement.

ARTICLE II.

AMENDMENTS

Section 2.01 Definitions.

The following defined terms are added to Section 1.1 of the Credit Agreement in their proper alphabetical order:

“CEC” means Consolidated Edison Communications Holding Company, Inc.

“CEC Stock Purchase Agreement” means the Stock Purchase Agreement, dated as of December 3, 2004 among Consolidated Edison, Inc. and the Parent.

“CEC Transaction Equity” means the issuance of preferred stock by the Parent, which shall result in Net Proceeds of not less than $37,000,000 and which shall be used solely to consummate the purchase of CEC pursuant to the CEC Stock Purchase Agreement.

Section 2.02 Definition of Change in Control.

The definition of “Change in Control” is amended by (i) deleting the word “or” which appears immediately before the words “the Bank One” in the twenty-sixth line thereof and replacing such “or” with a comma “,” and (ii) inserting the words “or the CEC Transaction Equity” after the words “Common Stock Conversion” in such twenty-sixth line.

Section 2.03 Prepayments Due to Issuance of Debt or Equity.

Section 2.5.B.(iii)(d) of the Credit Agreement is amended by (i) deleting the word “and” which appears immediately before clause (xiii), (ii) adding a comma (“,”) immediately before clause (xiii) and (iii) adding the following clause (xiv) immediately prior to the words “in each case to prepay the Loans or permanently reduce the Commitments hereunder”:

“, (xiv) such Net Proceeds received in respect of the CEC Transaction Equity,”

Section 2.04 Business Plan.

Section 5.3 of the Credit Agreement is amended by inserting the words “(or at least 10 Business Days prior to the consummation of the transactions contemplated by the CEC Stock Purchase Agreement)” immediately after the words “Within 30 days after the end of each Fiscal Year” in the first line thereof.

Section 2.05 Use of Proceeds.

Section 5.12 of the Credit Agreement is amended by adding the word “, Connecticut” immediately following the word “New Jersey” and prior to the word “, Chicago” (i) in the ninth line thereof and (ii) in the fifteenth line thereof.

Section 2.06 Nature of Business.

Section 6.15 of the Credit Agreement is amended by adding the word “, Connecticut” immediately following the word “Chicago” and prior to the words “and Los Angeles” in the fifth line thereof.

Section 2.07 Pledged Accounts.

Section 6.19 of the Credit Agreement is amended by) deleting the word “depository” in the second line thereof and replacing it with the word “deposit”.

Section 2.08 Key Officer.

Section 7.20 of the Credit Agreement is amended by (i) deleting the words “Chief Executive Officer” in the second and third lines thereof and replacing them in each case with the words “Chairman of the Board” and (ii) deleting the words “executive management” in the fourth line thereof.

Section 2.09 Contracts.

Section 4.1 of the Parent Guaranty is amended by adding the following proviso prior to the period “.” at the end thereof:

“provided, however, that the Parent may enter into and consummate the acquisition contemplated by the CEC Stock Purchase Agreement.”

Section 2.10 Equity Document Notices.

The Parent Guaranty is amended by inserting the following Section 4.3 immediately after Section 4.2 thereof:

“Section 4.3 Equity Document Notices.

Promptly upon receipt or issuance thereof, the Guarantor shall provide to the Administrative Agent copies of any notices received or given by the Guarantor under the terms of any of the Registration Rights Agreement, dated as of December [        ], 2004, by and among the Guarantor and the Initial Investors party thereto (as defined therein); the Securities Purchase Agreement, dated as of December [        ], 2004, by and among the Guarantor and the Purchasers party thereto (as defined therein); the Stock Purchase Warrant, dated [                    ], by the Guarantor; or the Certificate of Designation, Preferences and Rights of Series K Convertible Preferred Stock of FiberNet Telecom Group, Inc., dated as of [                    ], 2004, by the Guarantor.”

ARTICLE III.

MISCELLANEOUS

Section 3.01 Execution of this Thirteenth Amendment; Effectiveness.

This Thirteenth Amendment is executed and shall be construed as an amendment to the Credit Agreement and the Parent Guaranty, and, as provided in the Credit Agreement and the Parent Guaranty, respectively, this Thirteenth Amendment forms a part of each such agreement to the extent applicable thereto. This Thirteenth Amendment shall be effective only upon the execution of the CEC Stock Purchase Agreement in form and substance reasonably satisfactory to the Administrative Agent and the delivery of such fully executed document to the Administrative Agent, provided, that notwithstanding such effectiveness, unless (a) the transactions contemplated by the CEC Stock Purchase Agreement to occur at Closing (as defined therein) have been consummated by June 15, 2005, (b) the amount required to fund the acquisition contemplated by the CEC Stock Purchase Agreement does not exceed $37,000,000 as adjusted pursuant to Section 3.3 of the CEC Stock Purchase Agreement, and comes only from proceeds received by the Parent as a result of the issuance of its preferred stock pursuant to a

Securities Purchase Agreement among the Parent and the “Purchasers” party thereto, in form and substance substantially similar to the version provided to the Lenders on the date hereof, and (c) after giving effect to the Closing (as defined in the CEC Stock Purchase Agreement), CEC shall either be merged with and into one of the Borrowers or become a Subsidiary of one of the Borrowers (and the requirements of Section 6.5B of the Credit Agreement shall have been satisfied with respect thereto), then this Thirteenth Amendment shall be void and all of the amendments set forth above shall have no further effect.

Section 3.02 Representations and Warranties.

Each of the Borrowers and the Parent hereby represents and warrants to the Administrative Agent and the Lenders that (a) all consents, approvals and authorizations necessary for its execution, delivery and performance of this Thirteenth Amendment have been obtained or made and (b) this Thirteenth Amendment has been duly executed and delivered by it and constitutes its legal, valid and binding obligation, enforceable against it in accordance with its terms.

Section 3.03 Waiver.

This Thirteenth Amendment is made in amendment and modification of, but not extinguishment of, the obligations set forth in the Credit Agreement, the Parent Guaranty and the other Loan Documents and, except as specifically modified pursuant to the terms of this Thirteenth Amendment, the terms and conditions of the Credit Agreement, the Parent Guaranty and the other Loan Documents remain in full force and effect. Nothing herein shall limit in any way the rights and remedies of the Administrative Agent and the Lenders under the Credit Agreement, the Parent Guaranty and the other Loan Documents. The execution and delivery by the Lenders of this Thirteenth Amendment shall not constitute a waiver, forbearance or other indulgence with respect to any Potential Event of Default or Event of Default now existing or hereafter arising.

Section 3.04 Counterparts; Integration; Effectiveness.

This Thirteenth Amendment may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Thirteenth Amendment and any agreements referred to herein constitute the entire contract among the parties hereto relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. In addition to the requirements set forth above in Section 3.01, this Thirteenth Amendment shall become effective when it shall have been executed by each of the Borrowers and each of the Lenders, and thereafter shall be binding upon and inure to the benefit of the parties hereto and, subject to and in accordance with Section 9.16 of the Credit Agreement, their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Thirteenth Amendment by telecopy shall be as effective as delivery of a manually executed counterpart of this Thirteenth Amendment.

Section 3.05 Severability.

Any provision of this Thirteenth Amendment held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality or enforceability of the remaining provisions hereof, and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.

Section 3.06 Governing Law.

THIS THIRTEENTH AMENDMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK WITHOUT REGARD TO THE CONFLICTS OF LAW PROVISIONS THEREOF, OTHER THAN SECTIONS 5-1401 AND 5-1402 OF THE GENERAL OBLIGATIONS LAW OF THE STATE OF NEW YORK.

Section 3.07 Headings.

Article and Section headings used herein are for convenience of reference only, are not part of this Thirteenth Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Thirteenth Amendment.

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IN WITNESS WHEREOF, the parties hereto have caused this Thirteenth Amendment to be duly executed by their respective authorized officers as of the day and year first above written.

FIBERNET OPERATIONS, INC.

By:
Name:
Title:

DEVNET L.L.C.

By:
Name:
Title:

FIBERNET TELECOM GROUP, INC.

By:
Name:
Title:

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DEUTSCHE BANK AG NEW YORK BRANCH, as a Lender

By:
Name:
Title:

By:
Name:
Title:

WACHOVIA INVESTORS, INC., as a Lender

By:
Name:
Title:

IBM CREDIT LLC, as a Lender

By:
Name:
Title: